The JPM Institutional Funds
                            6 St. James Avenue, 9th Floor
                             Boston, Massachusetts 02116
                                   (617) 423-0800

                                                       March 28, 1994


The New York Total Return Bond Portfolio
6 St. James Avenue, 9th Floor
Boston, MA  02116

Ladies and Gentlemen:

     With respect to our purchase from you, for the account of The JPM Institutional New York Total Return Bond Fund, a series of The JPM Institutional Funds, at the purchase price of $100,000 of an initial beneficial interest in The New York Total Return Bond Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such initial beneficial interest for investment purposes without any present intention of withdrawing or reselling.

     We understand that there is another purchaser of another in initial beneficial interest in the Portfolio and that the amount paid by the Portfolio on any decrease or withdrawal by any current holder of the initial beneficial interests in the Portfolio will be reduced by the pro rata portion of any unamortized organization expenses which the amount of the initial beneficial interests of the Portfolio being decreased bears to the total amount of beneficial interests of the Portfolio held by such holder immediately prior to such withdrawal.


                                      Very truly yours,



                                      THE JPM INSTITUTIONAL FUNDS


                                      /s/ Thomas M. Lenz
                                          Thomas M. Lenz
                                          Assistant Secretary








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                               The Pierpont Funds
                          6 St. James Avenue, 9th Floor
                           Boston, Massachusetts 02116
                                 (617) 423-0800



                                                       March 28, 1994



The New York Total Return Bond Portfolio
6 St. James Avenue, 9th Floor
Boston, MA  02116

Ladies and Gentlemen:

     With respect to our purchase from you, for the account of The Pierpont New York Total Return Bond Fund, a series of The Pierpont Funds, at the purchase price of $100 of an initial beneficial interest in The New York Total Return Bond Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such initial beneficial interest for investment purposes without any present intention of withdrawing or reselling.

     We understand that there is another purchaser of another initial beneficial interest in the Portfolio and that the amount paid by the Portfolio on any decrease or withdrawal by any current holder of the initial beneficial interests in the Portfolio will be reduced by the pro rata portion of any unamortized organization expenses which the amount of the initial beneficial interests of the Portfolio being decreased bears to the total amount of beneficial interests of the Portfolio held by such holder immediately prior to such withdrawal.




                                    Very truly yours,

                                    THE PIERPONT FUNDS


                                     /s/ Thomas M. Lenz
                                         Thomas M. Lenz
                                         Assistant Secretary